Exhibit 99.1

Vistance Networks Reports Third Quarter 2026 Results

Third Quarter Highlights

•
Net sales of $319.7 million
•
GAAP income from continuing operations of $54.7 million
•
Non-GAAP adjusted EBITDA of $56.6 million (1)
•
Aurora Networks "Aurora" operating income of $23.0 million
•
Aurora non-GAAP adjusted EBITDA of $56.8 million* (1)
•
Cash flow used in operations of $(57.5) million and free cash flow of $(57.7) million (2)

* Reflects the results of Aurora, our reportable segment, which represent substantially all of our net sales and exclude general corporate costs that were previously allocated to the divested RUCKUS and CCS segments because they were not directly attributable to the divested segments. See the segment comparison tables below showing the breakdown of Aurora’s results and the corporate and other costs previously allocated to the divested RUCKUS and CCS segments.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

Richardson, TX, November 5, 2026 — Vistance Networks, Inc. (NASDAQ: VISN), a global leading provider of intelligent network solutions, today reported results for the quarter ended September 30, 2026.

Summary of Consolidated Results
	Q3	Q3	% Change
	2026	2025	YOY
	(in millions, except per share amounts)
Net sales	$319.7	$337.8	(5.4)%
GAAP income (loss) from continuing operations	54.7	(18.9)	NM
GAAP income (loss) from continuing operations per diluted share	0.24	(0.16)	NM
Non-GAAP adjusted EBITDA (1)	56.6	24.8	128.2
Aurora operating income	23.0	25.5	(9.8)
Aurora non-GAAP adjusted EBITDA (1) (2)	56.8	54.1	5.0
Non-GAAP adjusted net income per diluted share (1)	0.23	0.06	283.3

NM – Not meaningful
(1) See “Non-GAAP Financial Measures” below.

(2) Reflects the results of Aurora, our reportable segment, which represent substantially all of our net sales and exclude general corporate costs that were previously allocated to the divested RUCKUS and CCS segments because they were not directly attributable to the divested segments.

“During the third quarter, we continued to make progress across our Vistance Networks business, supported by ongoing DOCSIS 4.0 deployments and adoption of our next-generation intelligent amplifiers. While memory chip pressures and customer deployment timing continue to impact near-term performance, we remain confident in the long-term demand for our products and opportunities to expand our portfolio. We are also pleased with the significant value we have returned to shareholders following the divestitures of our CCS and RUCKUS businesses. Including our recently announced $1.50 per share special distribution, we will have distributed $16.50 per share in 2026. As of October 30, 2026, we repurchased $225 million of stock under our existing stock repurchase programs. With a strong, debt-free balance sheet, we are well positioned to continue investing in our business and creating additional value,” said Chuck Treadway, President and Chief Executive Officer.

“Aurora Networks delivered $320 million of revenue and $57 million of Adjusted EBITDA in the third quarter. This was generally aligned with our expectations as memory chip pricing and stranded costs were more than offset by a lower variable compensation. Looking ahead, we are revising our full-year adjusted EBITDA guidance to $180 million to $200 million, primarily resulting from customer demand being pushed out into 2027. We remain confident in the underlying demand for our products and are focused on managing costs, maintaining financial flexibility and positioning the business to capitalize on longer-term network upgrade opportunities," said Kyle Lorentzen, Chief Financial Officer.

Through October 30th, the Company has utilized $225 million of the authorization to buy back 28.9 million shares or approximately 13% of the outstanding shares at the end of the second quarter, inclusive of shares that vested with the Ruckus transaction in the third quarter.

Third Quarter Results and Comparisons

Net sales in the third quarter of 2026 decreased 5.4% year-over-year to $319.7 million with decreases in the United States (U.S.), the Caribbean and Latin America (CALA) region and Canada, partially offset by increases in the Europe, Middle East and Africa (EMEA) region and the Asia Pacific (APAC) region.

Income from continuing operations of $54.7 million, or $0.24 per diluted share, in the third quarter of 2026, increased compared to loss from continuing operations of $18.9 million, or $(0.16) per diluted share in the same prior year period. Non-GAAP adjusted net income for the third quarter of 2026 was $53.0 million, or $0.23 per diluted share, increased compared to $17.7 million, or $0.06 per diluted share, in the same prior year period.

Aurora operating income decreased $2.5 million or 9.8% to $23.0 million in the third quarter compared to $25.5 million in the same prior year period.

Aurora non-GAAP adjusted EBITDA increased 5.0% to $56.8 million in the third quarter of 2026 compared to $54.1 million in the same prior year period. Aurora non-GAAP adjusted EBITDA as a percentage of net sales increased to 17.8% in the third quarter of 2026 compared to 16.0% in the same prior year period. Non-GAAP adjusted EBITDA increased 128.2% to $56.6 million in the third quarter of 2026 compared to $24.8 million in the same prior year period. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 17.7% in the third quarter of 2026 compared to 7.3% in the same prior year period.

Third Quarter Comparisons

Sales by Region

			% Change
	Q3 2026	Q3 2025	YOY
United States	$252.9	$274.6	(7.9)%
Europe, Middle East and Africa	26.6	15.2	75.0
Asia Pacific	18.5	16.6	11.4
Caribbean and Latin America	10.3	16.3	(36.8)
Canada	11.4	15.1	(24.5)
Total net sales	$319.7	$337.8	(5.4)%

Segment Net Sales

			% Change
	Q3 2026	Q3 2025	YOY
Aurora (1)	$319.8	$337.8	(5.3)%
Corporate and other (2)	(0.1)	—	NM
Total net sales	$319.7	$337.8	(5.4)%

Segment Operating Income (Loss)

			% Change
	Q3 2026	Q3 2025	YOY
Aurora (1)	$23.0	$25.5	(9.8)%
Corporate and other (3)	(0.1)	(37.0)	(99.7)
Total operating income (loss)	$22.9	$(11.5)	NM

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q3 2026	Q3 2025	YOY
Aurora (1)	$56.8	$54.1	5.0%
Corporate and other (3)	(0.2)	(29.3)	(99.3)
Total segment adjusted EBITDA	$56.6	$24.8	128.2%

NM – Not meaningful

(1) Reflects the results of Aurora, our reportable segment, which represent substantially all of our net sales and exclude general corporate costs that were previously allocated to the divested RUCKUS and CCS segments because they were not directly attributable to the divested segments.

(2) Includes certain revenues reflected within continuing operations related to products associated with businesses affected by prior divestiture transactions. Such amounts continue to be reported within continuing operations based on the terms of the underlying transactions.

(3) Primarily reflects general corporate costs that were previously allocated to the divested RUCKUS and CCS segments. These indirect expenses have been classified as continuing operations because they were not directly attributable to the divested segments. The costs previously allocated to the CCS segment were reallocated to our remaining segments and partially offset by income under the Amphenol TSA beginning in the first quarter of 2026. Beginning in the third quarter of 2026, the costs previously allocated to the RUCKUS segment were reallocated to our remaining segment and partially offset by income under the Belden TSA.

Net Sales, Cash Flow and Balance Sheet

•
Aurora net sales of $319.8 million decreased 5.3% compared with the same prior year period driven by a decrease in the legacy business, partially offset by an increase in the Access Technologies business.
•
Aurora orders increased 41% compared with the same prior year period, while backlog totaled $410 million, up 3% compared with the same prior year period.
•
GAAP cash flow used in operations in the third quarter of 2026 was $57.5 million.
•
Free cash flow used in the third quarter of 2026 was $57.7 million after adjusting operating cash flow for $0.2 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the quarter with $683.1 million in cash and cash equivalents.
•
As of September 30, 2026, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $158.9 million, after taking into account the borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $842.0 million.

Stock Repurchase Plan

In addition, the Company announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to an aggregate of $100 million of its outstanding shares of common stock. The $100 million repurchase authorization is in addition to the $250 million in aggregate repurchase authorizations that were previously announced by the Company. The Company may repurchase shares in the open market, in privately negotiated transactions or in such other manners as determined by the Company, including through repurchase plans complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The method, timing and amount of any repurchases made under the share repurchase program will depend on a variety of factors, including capital and liquidity requirements, market conditions and alternative uses for cash. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be modified, suspended or discontinued at any time.

Conference Call, Webcast and Investor Presentation

As previously announced, Vistance Networks will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter of 2026 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of Vistance Networks’ Investor Relations website.

A webcast replay will be archived on Vistance Networks’ website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Vistance Networks:

Vistance Networks (NASDAQ: VISN) shapes the future of communications technology, pushing past what is possible. We deliver solutions that bring reliability and performance to a world always in motion. Our global team of innovators and employees are trusted advisors who listen to customers first, then deliver value. Discover more at www.vistancenetworks.com. Follow us on LinkedIn.

Investor Contact:
Jenny Thompson
Jenny.Thompson@VistanceNetworks.com

News Media Contact:
Luke Hamer
Luke.Hamer@VistanceNetworks.com

Non-GAAP Financial Measures

Management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. Management further believes that these financial measures are useful in assessing Vistance Networks’ operating performance from period to period by excluding certain items that we believe are not representative of our core business. Management also uses certain of these financial measures for business planning purposes and in measuring Vistance Networks’ performance relative to that of its competitors. Management believes these financial measures are commonly used by investors to evaluate Vistance Networks’ performance and that of its competitors. However, Vistance Networks’ use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key components, including memory chips, and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain components; risks related to the successful execution of our initiatives related to stranded costs reductions; potential difficulties in realigning manufacturing capacity and capabilities between our manufacturing facility and facilities of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our ability to access available credit or otherwise obtain financing on acceptable terms or at all; our ability to generate cash to service any future indebtedness; our ability to fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political, geopolitical and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the U.S. affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control.

These and other factors are discussed in greater detail under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

Vistance Networks, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales	$319.7	$337.8	$937.7	$897.5
Cost of sales	207.3	217.4	596.2	527.2
Gross profit	112.4	120.4	341.5	370.3
Transition service agreement income	7.6	8.6	9.2	27.6
Operating expenses:
Selling, general and administrative	48.6	74.8	168.3	222.0
Research and development	27.4	42.6	91.1	124.7
Amortization of purchased intangible assets	19.0	21.6	59.6	66.8
Restructuring costs, net	2.1	1.6	17.2	13.1
Other	—	(0.1)	—	4.8
Total operating expenses	97.1	140.5	336.2	431.4
Operating income (loss)	22.9	(11.5)	14.5	(33.5)
Other income (expense), net	(0.2)	0.1	3.2	(6.2)
Interest expense	(0.9)	—	(1.7)	—
Interest income	12.9	3.9	39.1	11.4
Income (loss) from continuing operations before income taxes	34.7	(7.5)	55.1	(28.3)
Income tax (expense) benefit	20.0	(11.4)	42.3	347.8
Income (loss) from continuing operations	54.7	(18.9)	97.4	319.5
Income from discontinued operations, net of income tax expense of $300.9, $27.9, $1,474.7 and $478.1, respectively	975.9	127.3	6,736.3	604.7
Net income	1,030.6	108.4	6,833.7	924.2
Series A convertible preferred stock dividends	—	(17.3)	(1.7)	(51.3)
Deemed dividend on redemption of Series A convertible preferred stock	0.1	—	(11.8)	—
Net income attributable to common stockholders	$1,030.7	$91.1	$6,820.2	$872.9

Basic:
Earnings (loss) from continuing operations per share	$0.24	$(0.16)	$0.37	$1.23
Earnings from discontinued operations per share	4.35	0.57	29.85	2.76
Earnings per share	$4.59	$0.41	$30.22	$3.99

Diluted:
Earnings (loss) from continuing operations per share	$0.24	$(0.16)	$0.36	$1.17
Earnings from discontinued operations per share	4.30	0.57	29.12	2.20
Earnings per share	$4.54	$0.41	$29.48	$3.37

Weighted average shares outstanding:
Basic	224.7	221.5	225.7	218.7
Diluted (a)	226.9	221.5	231.3	274.1
(a) Calculation of diluted earnings per share:
Net income attributable to common stockholders (basic and diluted)	$1,030.7	$91.1	$6,820.2	$872.9

Weighted average shares (basic)	224.7	221.5	225.7	218.7
Dilutive effect of equity-based awards	2.2	—	5.6	10.2
Dilutive effect of as-if converted Series A convertible preferred stock	—	—	—	45.2
Denominator (diluted)	226.9	221.5	231.3	274.1

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$683.1	$613.5
Accounts receivable, net of allowance for credit losses of $0.5 and $1.2, respectively	290.0	273.4
Inventories, net	357.8	238.7
Prepaid expenses and other current assets	89.6	46.0
Current assets held for sale	—	4,624.6
Total current assets	1,420.5	5,796.2
Property, plant and equipment, net of accumulated depreciation of $129.7 and $134.7, respectively	44.6	50.3
Goodwill	268.7	268.7
Other intangible assets, net	659.3	719.1
Deferred income taxes	305.6	1,722.3
Other noncurrent assets	119.8	118.4
Noncurrent assets held for sale	—	696.0
Total assets	$2,818.5	$9,371.0
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$178.8	$161.4
Accrued and other liabilities	176.0	306.7
Current liabilities held for sale	—	1,027.4
Total current liabilities	354.8	1,495.5
Long-term debt	—	7,260.2
Deferred income taxes	64.4	67.3
Other noncurrent liabilities	165.7	153.4
Noncurrent liabilities held for sale	—	120.0
Total liabilities	584.9	9,096.4
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	—	1,278.7
Stockholders' equity (deficit):
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: None and 1,278,653, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 212,979,678 and 223,260,316, respectively	2.5	2.4
Additional paid-in capital	2,511.6	2,487.9
Retained earnings (accumulated deficit)	259.3	(3,040.8)
Accumulated other comprehensive income (loss)	1.4	(118.7)
Treasury stock, at cost: 39,678,750 shares and 18,665,426 shares, respectively	(541.2)	(334.9)
Total stockholders' equity (deficit)	2,233.6	(1,004.1)
Total liabilities and stockholders' equity (deficit)	$2,818.5	$9,371.0

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating Activities:
Net income	$1,030.6	$108.4	$6,833.7	$924.2
Adjustments to reconcile net income to net cash generated by (used in) operating activities:
Depreciation and amortization	22.2	74.7	84.7	227.9
Equity-based compensation	7.6	10.7	23.7	27.3
Deferred income taxes	154.8	31.4	1,390.8	32.7
(Gain) loss on disposal of discontinued operations	(1,256.4)	0.2	(8,265.7)	(869.0)
Noncash write-off of unamortized DFF and OID	0.5	—	101.8	—
Changes in assets and liabilities:
Accounts receivable	(5.0)	(108.8)	(45.0)	(347.3)
Inventories	(43.9)	22.5	(159.9)	(67.5)
Prepaid expenses and other assets	141.8	(72.8)	(42.8)	(148.9)
Accounts payable and other liabilities	(109.1)	82.3	(292.1)	208.2
Other	(0.6)	2.8	13.9	54.0
Net cash generated by (used in) operating activities	(57.5)	151.4	(356.9)	41.6
Investing Activities:
Additions to property, plant and equipment	(0.2)	(16.4)	(4.4)	(44.5)
Proceeds from sale of property, plant and equipment	—	—	—	10.0
Net proceeds from divestitures	1,868.1	0.1	12,409.8	2,041.9
Other	1.9	—	1.9	—
Net cash generated by (used in) investing activities	1,869.8	(16.3)	12,407.3	2,007.4
Financing Activities:
Long-term debt repaid	—	—	(7,370.8)	(2,049.0)
Long-term debt proceeds	—	—	—	50.0
Debt issuance costs	(0.7)	—	(3.3)	(5.7)
Redemption of Series A convertible preferred stock	—	—	(1,278.7)	—
Special distributions paid to common shareholders	(1,118.9)	—	(3,435.2)	—
Dividends paid on Series A convertible preferred stock	—	—	(1.7)	—
Proceeds from the issuance of common shares under equity-based compensation plans	0.1	—	1.9	—
Tax withholding payments for vested equity-based compensation awards	(4.5)	(0.3)	(47.7)	(11.2)
Repurchases of common stock	(157.0)	—	(157.0)	—
Net cash used in financing activities	(1,281.0)	(0.3)	(12,292.5)	(2,015.9)
Effect of exchange rate changes on cash and cash equivalents	0.2	(0.6)	2.4	8.9
Change in cash and cash equivalents	531.5	134.2	(239.7)	42.0
Cash and cash equivalents at beginning of period	151.6	571.1	922.8	663.3
Cash and cash equivalents at end of period	$683.1	$705.3	$683.1	$705.3

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	September 30,
	2026	2025
Income (loss) from continuing operations, as reported	$54.7	$(18.9)
Income tax expense (benefit), as reported	(20.0)	11.4
Interest income, as reported	(12.9)	(3.9)
Interest expense, as reported	0.9	—
Other (income) expense, as reported	0.2	(0.1)
Operating income (loss), as reported	$22.9	$(11.5)
Adjustments:
Amortization of purchased intangible assets	19.0	21.6
Restructuring costs, net	2.1	1.6
Equity-based compensation	7.4	7.2
Transaction, transformation and integration costs	2.3	1.3
Depreciation	2.9	4.7
Other	—	(0.1)
Total adjustments to operating income (loss)	33.7	36.3
Non-GAAP adjusted EBITDA	$56.6	$24.8

Income (loss) from continuing operations, as reported	$54.7	$(18.9)
Adjustments:
Total pretax adjustments to adjusted EBITDA	30.8	31.6
Pretax amortization of debt issuance costs and OID (1)	0.7	—
Tax effects of adjustments and other tax items (2)	(33.2)	5.0
Non-GAAP adjusted net income	$53.0	$17.7
GAAP income (loss) from continuing operations per diluted share, as reported (3)	$0.24	$(0.16)
Non-GAAP adjusted net income per diluted share (4)	$0.23	$0.06

(1) Included in interest expense.

(2) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(3) For the three months ended September 30, 2025, GAAP income (loss) from continuing operations per diluted share was calculated using income (loss) from continuing operations in the numerator, and includes the impact of the Series A convertible preferred stock dividend.

(4) Diluted shares used in the calculation of non-GAAP adjusted diluted income per share are 226.9 million and 277.7 million for the three months ended September 30, 2026 and 2025, respectively.

See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q3 2026	Q3 2025	YOY
United States	$252.9	$274.6	(7.9)%
Europe, Middle East and Africa	26.6	15.2	75.0
Asia Pacific	18.5	16.6	11.4
Caribbean and Latin America	10.3	16.3	(36.8)
Canada	11.4	15.1	(24.5)
Total net sales	$319.7	$337.8	(5.4)%

Vistance Networks, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q3 2026	Q3 2025	YOY
Aurora (1)	$319.8	$337.8	(5.3)%
Corporate and other (2)	(0.1)	—	NM
Total net sales	$319.7	$337.8	(5.4)%

Segment Adjusted EBITDA (3)
			% Change
	Q3 2026	Q3 2025	YOY
Aurora (1)	$56.8	$54.1	5.0%
Corporate and other (4)	(0.2)	(29.3)	(99.3)
Total segment adjusted EBITDA	$56.6	$24.8	128.2%

(1) Reflects the results of Aurora, our reportable segment, which represent substantially all of our net sales and exclude general corporate costs that were previously allocated to the divested RUCKUS and CCS segments because they were not directly attributable to the divested segments.

(2) Includes certain revenues reflected within continuing operations related to products associated with businesses affected by prior divestiture transactions. Such amounts continue to be reported within continuing operations based on the terms of the underlying transactions.

(3) See “Non-GAAP Financial Measures” above.

(4) Primarily reflects general corporate costs that were previously allocated to the divested RUCKUS and CCS segments. These indirect expenses have been classified as continuing operations because they were not directly attributable to the divested segments. The costs previously allocated to the CCS segment were reallocated to our remaining segments and partially offset by income under the Amphenol transition service agreement (TSA) beginning in the first quarter of 2026. Beginning in the third quarter of 2026, the costs previously allocated to the RUCKUS segment were reallocated to our remaining segment and partially offset by income under the Belden TSA.

Vistance Networks, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Third Quarter 2026 Segment Adjusted EBITDA Reconciliation

	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$23.0	$(0.1)	$22.9
Amortization of purchased intangible assets	19.0	—	19.0
Restructuring costs, net	2.1	—	2.1
Equity-based compensation	7.4	—	7.4
Transaction, transformation and integration costs	2.3	—	2.3
Depreciation	2.9	—	2.9
Segment adjusted EBITDA	$56.8	(0.2)	$56.6
Segment adjusted EBITDA % of sales	17.8%	NM	17.7%

Third Quarter 2025 Segment Adjusted EBITDA Reconciliation
	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$25.5	$(37.0)	$(11.5)
Amortization of purchased intangible assets	21.4	0.2	21.6
Restructuring costs, net	0.5	1.1	1.6
Equity-based compensation	2.9	4.3	7.2
Transaction, transformation and integration costs	0.3	1.0	1.3
Depreciation	3.6	1.1	4.7
Other	—	(0.1)	(0.1)
Segment adjusted EBITDA	$54.1	$(29.3)	$24.8
Segment adjusted EBITDA % of sales	16.0%	NM	7.3%

(1) The corporate and other category above primarily reflects general corporate costs that were previously allocated to the divested RUCKUS and CCS segments. These indirect expenses have been classified as continuing operations because they were not directly attributable to the divested segments. The costs previously allocated to the CCS segment were reallocated to our remaining segments and partially offset by income under the Amphenol TSA beginning in the first quarter of 2026. Beginning in the third quarter of 2026, the costs previously allocated to the RUCKUS segment were reallocated to our remaining segment and partially offset by income under the Belden TSA.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Cash flow from operations	$151.4	$281.3	$(226.6)	$(72.7)	$(57.5)
Capital expenditures	(16.4)	(25.8)	(2.2)	(2.0)	(0.2)
Free cash flow	$135.0	$255.5	$(228.8)	$(74.7)	$(57.7)

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

Vistance Networks, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Gross profit, as reported	$120.4	$129.2	$116.3	$112.9	$112.4
Equity-based compensation	—	0.1	0.1	(0.1)	0.1
Adjusted gross profit	$120.4	$129.3	$116.4	$112.8	$112.5
Adjusted gross profit as % of sales	35.6%	37.2%	39.0%	35.3%	35.2%

GAAP to Non-GAAP Adjusted Operating Expense
	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Selling, general and administrative, as reported	$74.8	$81.9	$55.5	$64.1	$48.6
Research and development, as reported	42.6	40.4	32.9	30.8	27.4
Operating expenses	$117.4	$122.3	$88.4	$94.9	$76.0
Equity-based compensation	7.2	7.3	4.3	6.8	7.3
Transaction, transformation and integration costs	1.3	8.9	4.5	7.6	2.3
Adjusted operating expense	$108.9	$106.1	$79.6	$80.5	$66.4
Adjusted operating expense as % of sales	32.2%	30.5%	26.7%	25.2%	20.8%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2026
Aurora operating income	$40	$52
Adjustments:
Amortization of purchased intangible assets	80	80
Equity-based compensation	20	22
Restructuring costs, net and transaction and transformation costs	28	32
Depreciation	12	14
Total adjustments to operating income	140	148
Aurora adjusted EBITDA	$180	$200

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.